Calculation of Filing Fee Tables
S-4
ENDRA Life Sciences Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock	Other	4,594,216		$ 30,183,999.12	0.000087	$ 2,626.01
Fees to be Paid	2	Equity	Class B Common Stock	Other	58,554,185		$ 384,700,995.45	0.000087	$ 33,468.99
Fees to be Paid	3	Equity	Class A Common Stock issuable upon the conversion of Class B Common Stock	Other	58,554,185		$ 0.00	0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 414,884,994.57		$ 36,095.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 36,095.00
Offering Note
[1]	Note 1.a. Relates to securities issuable at the effective time of the proposed merger (the "Merger") of Kruger Merger Sub LLC ("Merger Sub"), a Delaware limited liability company and a direct, wholly owned subsidiary of ENDRA Life Sciences Inc., a Delaware corporation ("ENDRA"), with and into Noble Africa LLC ("Noble Africa"), a Delaware limited liability company and a direct, wholly owned subsidiary of ASP Isotopes Inc., a Delaware corporation ("ASP Isotopes"), with Noble Africa surviving the Merger as a direct wholly owned subsidiary of ENDRA (the "Surviving Company"), pursuant to that certain Agreement and Plan of Merger, dated as of June 25, 2026 (as amended, the "Merger Agreement"), by and among ENDRA, Merger Sub, ASP Isotopes, Noble Africa and Renergen Limited, a company incorporated under the laws of the Republic of South Africa and a direct, wholly owned subsidiary of ASP Isotopes ("Renergen"), as further described in the proxy statement/prospectus forming part of this registration statement. Prior to the effective time of the Merger, ASP Isotopes will contribute all of its equity interest in Renergen to Noble Africa in exchange for 55,500,000 of Noble Africa's Class B Units. At the effective time of the Merger, each share of ENDRA's common stock issued and outstanding or held as treasury stock immediately prior to the effective time will, automatically and without further action by any ENDRA stockholder, be reclassified and converted into one share of Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"). Following the Merger, "ENDRA Life Sciences Inc." will be renamed "4K Resources Inc." and is sometimes referred to herein as the "Combined Company." Note 1.b. The number of shares of Class A Common Stock to be registered is based on the estimated number of shares of Class A Common Stock of the Combined Company that are expected to be issued to holders of Noble Africa's Class A Units in the Merger, without taking into account the effect of any reverse stock split which, and includes (i) 4,594,216 shares of Class A Common Stock issuable at the closing of the Merger upon exchange of Class A Units of Noble Africa and/or issuable upon the exercise of pre-funded warrants to purchase Class A Common Stock and (ii) pre-funded warrants to purchase Class A Common Stock of the issuable upon exchange of pre-funded warrants to purchase Class A Units of Noble Africa in lieu of Class A Units of Noble Africa. Note 1.c. Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. Note 1.d. Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(f) of the Securities Act. Noble Africa is a private company and no market exists for its equity securities. Therefore, pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum offering price is based upon a book value per unit of Noble Africa of $6.57, which reflects the initial capital contribution received by Noble Africa at formation.

[2]	See Offering Notes 1.a. and 1.c. Note 2.a. The number of shares of Class B Common Stock, par value $0.0001 per share, of the Combined Company (the "Class B Common Stock") to be registered is based on the estimated number of shares of Class B Common Stock that are expected to be issued to holders of Noble Africa Class B Units in the Merger, without taking into account the effect of any reverse stock split. The shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder thereof, or upon the occurrence of certain conversion events. Note 2.b. Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(f) of the Securities Act. Noble Africa is a private company and no market exists for its equity securities. Therefore, pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum offering price is based upon a book value per unit of Noble Africa of $6.57, which reflects the initial capital contribution received by Noble Africa at formation.

[3]	See Offering Notes 1.a., 1.c. and 2.a Note 3.a. Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock being registered hereunder because no additional consideration will be received in connection with the conversion of the Class B Common Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date